www.TractorSupply.com

TRACTOR SUPPLY COMPANY REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS

•	Net Sales Increased 6.3%; Comparable Store Sales Increased 3.2%

•	Diluted Earnings Per Share Increased 6.5% to $1.80

•	$414 Million of Capital Returned to Shareholders Year to Date Through Share Repurchases and Quarterly Cash Dividends

•	Company Updates 2019 Financial Guidance, Including Raising the Midpoint of Its Earnings Per Share Guidance Range for Fiscal 2019

Brentwood, TN, July 25, 2019 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, today reported financial results for its second quarter ended June 29, 2019.

“For both the second quarter and first half of 2019, the Tractor Supply team delivered a very solid performance. For the quarter, comparable store sales growth of 3.2% was driven by improvements in our average ticket and positive comparable transaction counts, along with growth across all geographies. The team managed the business effectively to capture demand, and given our solid performance year to date and our expectations for the remainder of this year, we are raising the low end of our EPS guidance range by $0.05. We now expect EPS to be in the range of $4.65 to $4.75. We continue to demonstrate progress on our ONETractor strategy and remain committed to creating sustainable long-term shareholder value,” said Greg Sandfort, Tractor Supply’s Chief Executive Officer.

Second Quarter 2019 Results
Net sales for the second quarter 2019 increased 6.3% to $2.35 billion from $2.21 billion in the second quarter of 2018. Comparable store sales for the second quarter 2019 increased 3.2% driven by comparable average ticket and transaction count of 2.2% and 1.0%, respectively. All geographic regions of the Company had positive comparable store sales growth. The increase in comparable store sales was primarily driven by strength in everyday merchandise, including consumable, usable and edible products, along with solid demand for spring and summer seasonal categories.

Gross profit increased 6.7% to $820.7 million from $769.4 million in the second quarter of 2018, and gross margin increased 11 basis points to 34.9% from 34.8% in the prior year’s second quarter. The increase in gross margin was driven by product mix, along with the strength of the Company’s price management program. Freight expense did not have a significant impact on the quarter.

Selling, general and administrative (SG&A) expenses, including depreciation and amortization, increased 7.5% to $533.2 million from $496.0 million in the second quarter of 2018. As a percent of net sales, SG&A expenses increased 24 basis points to 22.7% from 22.4% in the prior year’s second quarter. The increase in SG&A as a percent of net sales was primarily attributable to incremental costs associated with a new distribution facility in Frankfort, N.Y., and, to a lesser extent, investment in store team member wages. These SG&A increases were partially offset by leverage in occupancy and other costs from the increase in comparable store sales.

The effective income tax rate was 22.4% compared to 22.8% in the prior year’s second quarter.

Net income increased 5.8% to $219.2 million from $207.3 million in the second quarter of 2018, and diluted earnings per share increased 6.5% to $1.80 from $1.69 in the prior year’s second quarter.

During the second quarter of 2019, the Company opened 15 new Tractor Supply stores and one new Petsense store.

First Six Months of Fiscal 2019 Results
Net sales for the first six months of 2019 increased 7.2% to $4.18 billion from $3.90 billion in the first six months of 2018. Comparable store sales increased 4.0% as compared to an increase of 4.7% in the first six months of 2018.

Gross profit increased 7.7% to $1.44 billion from $1.33 billion in the first six months of 2018 and gross margin increased to 34.4% from 34.2% in the first six months of 2018.

SG&A expenses, including depreciation and amortization, increased 8.3% to $1.04 billion from $964.9 million in the first six months of 2018. As a percent of sales, SG&A expenses increased to 25.0% from 24.8% in the first six months of 2018.

The effective income tax rate was 22.3% in the first six months of both 2019 and 2018.

Net income increased 6.2% to $296.0 million from $278.7 million in the first six months of 2018, and diluted earnings per share increased 8.0% to $2.43 from $2.25 in the first six months of 2018.

Year to date through the second quarter, the Company repurchased approximately 3.5 million shares of its common stock for $334.2 million and paid quarterly cash dividends totaling $79.7 million.

During the first six months of 2019, the Company opened 25 new Tractor Supply stores and two new Petsense stores.

Fiscal 2019 Outlook
Based on year-to-date performance, the Company is providing the following updated guidance for the expected results of operations in fiscal 2019:

	Updated	Previous
Net Sales	$8.40 billion - $8.46 billion	$8.31 billion - $8.46 billion
Comparable Store Sales	+3.0% - +4.0%	+2.0% - +4.0%
Operating Margin Rate	8.9% - 9.0%	8.9% - 9.0%
Net Income	$562 million - $575 million	$555 million - $575 million
Earnings per Diluted Share	$4.65 - $4.75	$4.60 - $4.75

The Company continues to forecast capital expenditures in the range of $225 million to $250 million for fiscal 2019. For fiscal 2019, the Company reiterates its plans to open 80 new Tractor Supply stores and 10 to 15 new Petsense locations.

Conference Call Information
Tractor Supply Company will hold a conference call today, Thursday, July 25, 2019 at 9:00 a.m. CT / 10:00 a.m. ET, hosted by Greg Sandfort, Chief Executive Officer; Steve Barbarick, President and Chief Operating Officer; and Kurt Barton, Chief Financial Officer. The call will be webcast live at IR.TractorSupply.com.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the webcast.

A replay of the webcast will also be available at IR.TractorSupply.com shortly after the conference call concludes.

About Tractor Supply Company
Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, has been passionate about serving its unique niche, as a one-stop shop for recreational farmers, ranchers and all those who enjoy living the rural lifestyle, for more than 80 years. Tractor Supply offers an extensive mix of products necessary to care for home, land, pets and animals with a focus on product localization, exclusive brands and legendary customer service that addresses the needs of the Out Here lifestyle. With nearly 30,000 team members, the Company leverages its physical store assets with digital capabilities to offer customers the convenience of purchasing products they need anytime, anywhere and any way they choose at the everyday low prices they deserve. At June 29, 2019, the Company operated 1,790 Tractor Supply stores in 49 states and an e-commerce website at www.TractorSupply.com.

Tractor Supply Company also owns and operates Petsense, a small-box pet specialty supply retailer focused on meeting the needs of pet owners, primarily in small and mid-size communities, and offering a variety of pet products and services. At June 29, 2019, the Company operated 177 Petsense stores in 26 states. For more information on Petsense, visit www.Petsense.com.

Forward-Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding sales and earnings growth, estimated results of operations, including, but not limited to, operating margins, net income and comparable store sales, and capital expenditures. Other factors affecting future results include the amount of share repurchases, marketing, merchandising and strategic initiatives and new store and distribution center openings and expenses in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, national, regional and local economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the timing and mix of goods sold, weather conditions, the seasonal nature of the business, transportation costs, including but not limited to, carrier rates and fuel costs, purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses, including but not limited to, increases in wages, and execute key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner and number currently contemplated, the impact of new stores on the business, competition, including competition from online retailers, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of employee or customer data, ongoing and potential future legal or regulatory proceedings, management of the Company’s information systems, failure to develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes, including expected effects of the Tax Cuts and Jobs Act, and results of examination by taxing authorities, the imposition of tariffs on imported products or the disallowance of tax deductions on imported products, the ability to maintain an effective system of internal control over financial reporting, and changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(Financial tables to follow)

Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share amounts)

	SECOND QUARTER ENDED				SIX MONTHS ENDED
	June 29, 2019		June 30, 2018		June 29, 2019		June 30, 2018
		% of		% of		% of		% of
		Sales		Sales		Sales		Sales
Net sales	$2,353,782	100.00%	$2,213,249	100.00%	$4,176,002	100.00%	$3,896,150	100.00%
Cost of merchandise sold	1,533,037	65.13	1,443,835	65.24	2,740,273	65.62	2,563,087	65.79
Gross profit	820,745	34.87	769,414	34.76	1,435,729	34.38	1,333,063	34.21

Selling, general and administrative expenses	484,190	20.57	452,346	20.44	949,999	22.75	878,459	22.55
Depreciation and amortization	48,998	2.08	43,610	1.97	94,765	2.27	86,397	2.22

Operating income	287,557	12.22	273,458	12.35	390,965	9.36	368,207	9.44
Interest expense, net	5,176	0.22	4,978	0.22	10,106	0.24	9,446	0.24

Income before income taxes	282,381	12.00	268,480	12.13	380,859	9.12	358,761	9.20
Income tax expense	63,171	2.69	61,191	2.76	84,817	2.03	80,039	2.05
Net income	$219,210	9.31%	$207,289	9.37%	$296,042	7.09%	$278,722	7.15%

Net income per share:
Basic	$1.82		$1.70		$2.45		$2.26
Diluted	$1.80		$1.69		$2.43		$2.25

Weighted average shares outstanding:
Basic	120,371		122,100		120,791		123,288
Diluted	121,508		122,775		121,830		123,975

Dividends declared per common share outstanding	$0.35		$0.31		$0.66		$0.58

Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income	$219,210	$207,289	$296,042	$278,722

Other comprehensive (loss)/income:
Change in fair value of interest rate swaps, net of taxes	(2,185)	552	(3,649)	2,384
Total other comprehensive (loss)/income	(2,185)	552	(3,649)	2,384
Total comprehensive income	$217,025	$207,841	$292,393	$281,106

Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	June 29, 2019	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$104,018	$69,954
Inventories	1,733,150	1,632,280
Prepaid expenses and other current assets	95,051	103,379
Income taxes receivable	5,589	5,115
Total current assets	1,937,808	1,810,728

Property and equipment, net	1,135,310	1,081,543
Operating lease right-of-use assets	2,091,439	—
Goodwill and other intangible assets	124,492	124,492
Deferred income taxes	—	20,741
Other assets	23,670	29,902
Total assets	$5,312,719	$3,067,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$681,529	$649,665
Accrued employee compensation	26,932	22,758
Other accrued expenses	222,919	205,352
Current portion of long-term debt	22,500	25,000
Current portion of finance lease liabilities	3,717	3,714
Current portion of operating lease liabilities	264,707	—
Income taxes payable	49,082	34,997
Total current liabilities	1,271,386	941,486

Long-term debt	466,290	516,410
Finance lease liabilities, less current portion	27,394	30,639
Operating lease liabilities, less current portion	1,928,367	—
Deferred income taxes	3,592	—
Deferred rent	—	107,827
Other long-term liabilities	70,748	65,002
Total liabilities	3,767,777	1,661,364

Stockholders’ equity:
Common stock	1,386	1,366
Additional paid-in capital	928,094	746,410
Treasury stock	(2,814,912)	(2,383,446)
Accumulated other comprehensive income	882	5,742
Retained earnings	3,429,492	3,035,970
Total stockholders’ equity	1,544,942	1,406,042
Total liabilities and stockholders’ equity	$5,312,719	$3,067,406

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	SIX MONTHS ENDED
	June 29, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$296,042	$278,722
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	94,765	86,397
(Gain) / loss on disposition of property and equipment	(309)	623
Share-based compensation expense	18,400	16,409
Deferred income taxes	10,199	(2,247)
Change in assets and liabilities:
Inventories	(143,608)	(179,072)
Prepaid expenses and other current assets	19,396	(15,127)
Accounts payable	61,548	73,097
Accrued employee compensation	(27,114)	(8,915)
Other accrued expenses	(21,856)	(3,884)
Income taxes	45,836	23,870
Other	(4,425)	4,141
Net cash provided by operating activities	348,874	274,014
Cash flows from investing activities:
Capital expenditures	(83,540)	(116,695)
Proceeds from sale of property and equipment	611	288
Net cash used in investing activities	(82,929)	(116,407)
Cash flows from financing activities:
Borrowings under debt facilities	567,000	673,000
Repayments under debt facilities	(485,750)	(557,500)
Debt issuance costs	—	(346)
Principal payments under finance lease liabilities	(1,805)	(1,809)
Repurchase of shares to satisfy tax obligations	(3,139)	(569)
Repurchase of common stock	(334,235)	(252,545)
Net proceeds from issuance of common stock	89,431	14,345
Cash dividends paid to stockholders	(79,728)	(71,377)
Net cash used in financing activities	(248,226)	(196,801)
Net change in cash and cash equivalents	17,719	(39,194)
Cash and cash equivalents at beginning of period	86,299	109,148
Cash and cash equivalents at end of period	$104,018	$69,954

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$10,006	$6,337
Income taxes	27,196	58,949

Supplemental disclosures of non-cash activities:
Non-cash accruals for construction in progress	$15,360	$16,227
Operating lease assets and liabilities recognized upon adoption of ASC 842	2,084,880	—
Increase of operating lease assets and liabilities from new or modified leases	133,044	—

Selected Financial and Operating Information
(Unaudited)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Sales Information:
Comparable store sales increase	3.2%	5.6%	4.0%	4.7%
New store sales (% of total sales)	3.0%	3.9%	3.1%	3.9%
Average transaction value	$49.32	$48.23	$46.85	$45.65
Comparable store average transaction value increase	2.2%	3.7%	2.6%	2.2%
Comparable store average transaction count increase	1.0%	1.8%	1.3%	2.4%
Total selling square footage (000’s)	29,974	28,916	29,974	28,916
Exclusive brands (% of total sales)	30.0%	30.4%	31.2%	31.4%
Imports (% of total sales)	11.2%	11.8%	11.5%	11.8%

Store Count Information:
Tractor Supply
Beginning of period	1,775	1,700	1,765	1,685
New stores opened	15	25	25	40
Stores closed	—	—	—	—
End of period	1,790	1,725	1,790	1,725
Petsense
Beginning of period	176	172	175	168
New stores opened	1	3	2	7
Stores closed	—	(1)	—	(1)
End of period	177	174	177	174
Consolidated end of period	1,967	1,899	1,967	1,899

Pre-opening costs (000’s)	$1,701	$2,541	$2,644	$4,208

Balance Sheet Information:
Average inventory per store (000’s) (a)	$826.0	$798.1	$826.0	$798.1
Inventory turns (annualized)	3.45	3.49	3.22	3.23
Share repurchase program:
Cost (000’s)	$178,916	$95,082	$334,235	$252,545
Average purchase price per share	$103.27	$64.37	$96.69	$65.70

Capital Expenditures (in millions):
Information technology	$25.9	$20.7	$35.6	$38.5
New and relocated stores and stores not yet opened	15.0	22.3	22.3	32.8
Distribution center capacity and improvements	7.6	21.4	11.8	33.8
Existing stores	5.5	7.2	13.0	11.5
Corporate and other	0.7	—	0.8	0.1
Total	$54.7	$71.6	$83.5	$116.7

(a) Assumes average inventory cost, excluding inventory in transit.